Exhibit 26-(c)(4): Amendment dated August 31, 2005, to Distribution Services Agreement dated March 7, 2002, by and between ING Financial Advisers, LLC and ReliaStar Life Insurance Company.

ING Financial Advisers, LLC

AMENDMENT TO

DISTRIBUTION SERVICES AGREEMENT

August 31, 2005

ReliaStar Life Insurance Company

20 Washington Avenue South

Minneapolis, MN 55401

Ladies and Gentlemen:

We wish to amend the Distribution Services Agreement dated as of the 7th day of March, 2002, and subsequently amended March 27, 2003 and November 1, 2004 respectively (the “Agreement”), by and between ING Financial Advisers, LLC (the “Distributor”) and ReliaStar Life Insurance Company.

We hereby amend the Agreement in the following form:

1.            The first sentence of the first paragraph of the Agreement is hereby deleted and replaced by the following sentence:

“We serve as distributor of the Adviser Class and Class T shares (“Shares”) of the investment portfolios (each a “Portfolio” and collectively the “Portfolios”) of ING Partners, Inc. (formerly, Portfolio Partners, Inc.) (the “Fund”) listed on Schedule A attached to this Agreement.”

2.            By replacing the existing Amended Schedule A with the Amended Schedule A attached hereto.

3.	All of the other provisions contained in the Agreement shall remain in full force and effect.

4.	This Amendment shall become effective as of the date first written above.

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ING Financial Advisers, LLC

/s/ Terran R. Titus
Name: Terran R. Titus
Title:	Vice President, Advisory Services

ACCEPTED AND AGREED TO:

ReliaStar Life Insurance Company

By:	/s/ Laurie M. Tillinghast
Name:	Laurie M. Tillinghast
Title:	Vice President

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AMENDED SCHEDULE A

TO

DISTRIBUTION SERVICES AGREEMENT

You will assist in the distribution of the Adviser Class and Class T Shares of Common Stock, par value $.00X of ING Partners, Inc. (the “Shares”) and, in addition to other fees to which you may be entitled, shall receive fees at an annual rate set forth below in respect of the following Shares payable pursuant to Rule 12b-1 under the Investment Company Act of 1940.*

	Adviser Class	Class T
ING American Century Large Company Value Portfolio	X.XX%
ING American Century Select Portfolio	X.XX%
ING American Century Small Cap Value Portfolio	X.XX%
ING Baron Small Cap Growth Portfolio	X.XX%
ING Fidelity® VIP Contrafund® Portfolio	X.XX%
ING Fidelity® VIP Equity-Income Portfolio	X.XX%
ING Fidelity® VIP Growth Portfolio	X.XX%
ING Fidelity® VIP Mid Cap Portfolio	X.XX%
ING Fundamental Research Portfolio	X.XX%
ING Goldman Sachs® Capital Growth Portfolio	X.XX%
ING Goldman Sachs® Core Equity Portfolio	X.XX%
ING JPMorgan Fleming International Portfolio	X.XX%
ING JPMorgan Mid Cap Value Portfolio	X.XX%
ING MFS Capital Opportunities Portfolio	X.XX%
ING OpCap Balanced Value Portfolio	X.XX%
ING Oppenheimer Global Portfolio	X.XX%
ING Oppenheimer Strategic Income Portfolio	X.XX%
ING PIMCO Total Return Portfolio	X.XX%
ING Salomon Brothers Aggressive Growth Portfolio	X.XX%
ING Salomon Brothers Fundamental Value Portfolio	X.XX%
ING Salomon Brothers Large Cap Growth Portfolio	X.XX%
ING Solution 2015 Portfolio	X.XX%	X.XX%
ING Solution 2025 Portfolio	X.XX%	X.XX%
ING Solution 2035 Portfolio	X.XX%	X.XX%
ING Solution 2045 Portfolio	X.XX%	X.XX%
ING Solution Income Portfolio	X.XX%	X.XX%
ING T. Rowe Price Diversified Mid Cap Growth Portfolio	X.XX%
ING T. Rowe Price Growth Equity Portfolio	X.XX%
ING UBS U.S. Large Cap Equity Portfolio	X.XX%
ING Van Kampen Comstock Portfolio	X.XX%
ING Van Kampen Equity and Income Portfolio	X.XX%

_________________________

* *

Rule 12b-1 fees will be paid quarterly within one month following the end of each calendar quarter after you supply services to your customers who purchase Shares. These fees are based on the average daily net asset value of the Shares during the period covered by the payment. You will not receive payment of any fees for any quarterly period if you are entitled to less than $1,000. To the extent that we are required to waive any portion of the Rule 12b-1 fees payable to us by ING Partners, Inc., you shall waive a proportionate share of the Rule 12b-1 fees payable to you hereunder.

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